      As filed with the Securities and Exchange Commission on June 29, 2001

                                                  Registration No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                               HMN FINANCIAL, INC.
             (Exact name of Registrant as specified in its charter)

                 DELAWARE                                41-1777397
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                Identification No.)

            101 NORTH BROADWAY                           55975-0231
         SPRING VALLEY, MINNESOTA                        (Zip Code)
 (Address of principal executive offices)

                               HMN FINANCIAL, INC.
                             2001 OMNIBUS STOCK PLAN
                            (Full title of the plan)


                               Timothy P. Johnson
                        101 North Broadway, P.O. Box 231
                       Spring Valley, Minnesota 55975-0231
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (507) 346-1100

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                                       Proposed
                                                   Proposed             maximum
       Title of               Amount               maximum             aggregate           Amount of
     securities to             to be            offering price         offering           registration
     be registered        registered (1)      per share (1) (2)      price (1) (2)            fee
-----------------------------------------------------------------------------------------------------------
     Common Stock,            400,000
    $.01 par value            shares               $15.78               $6,312,000          $1,578
===========================================================================================================

(1) The Registration Statement relates to 400,000 shares of Common Stock to be offered pursuant to the Registrant's 2001 Omnibus Stock Plan.

(2) Estimated solely for the purpose of the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices per share of the Registrant's Common Stock on June 22, 2001, as reported on the Nasdaq National Market.

================================================================================

                               HMN FINANCIAL, INC.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents, previously filed (File No. 0-24100) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated in this Registration Statement by reference and made a part hereof:

                  (1) The latest Annual Report on Form 10-K of HMN Financial, Inc. (the "Company") for the fiscal year ended December 31, 2000 filed pursuant to Section 13 of the Exchange Act (File No. 0-24100).

                  (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

                  (3) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A (File No. 0-24100) filed on May 12, 1994 under the Exchange Act and all amendments and reports filed for the purpose of updating such description.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered have been sold or which deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

                  Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by the person ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by the person, in connection with the defense or settlement of such action, provided that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although
Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General
Corporation Law of the State of Delaware also provides for mandatory indemnification of any director or officer against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides the general authorization of advancement of a director's or officer's litigation Expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of Expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification of Expenses may be entitled under any bylaw, agreement or otherwise.

                  The Certificate of Incorporation of the Company provides for broad indemnification of the directors and officers of the Company and for advancement of litigation expenses to the fullest extent required or permitted by current Delaware law, except that in the case of an action initiated by an officer or director, the Certificate of Incorporation only provides for indemnification if the Board of Directors authorized such action. The Certificate of Incorporation of the Company eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except under certain circumstances involving certain wrongful acts such as breach of a director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any unlawful acts under Section 174 of the General Corporation Law of the State of Delaware, or for any transaction from which a director derives an improper personal benefit.

                  The Company maintains a policy of directors and officers liability insurance that reimburses the Company for Expenses that it may incur in conjunction with the foregoing indemnity provisions and that may provide direct indemnification to officers and directors where the Company is unable to do so.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.  EXHIBITS.

         Exhibit                          Description
         -------                          -----------

           4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3 to the Company's Form 10-Q for the period ended March 31, 1998 (File No. 0-24100)).

           4.2 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3(b) to the Company's Form 10-Q for the period ended September 30, 1997 (File No. 0-24100)).

           4.3       HMN Financial, Inc. 2001 Omnibus Stock Plan.

           5.1 Opinion of Faegre & Benson LLP as to the legality of the shares being registered.

          23.1 Consent of Faegre & Benson LLP (contained in its opinion filed as Exhibit 5.1 to this Registration Statement).

          23.2       Consent of KPMG LLP.

          24.1       Powers of Attorney.

ITEM 9.  UNDERTAKINGS.

         A.       The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                                    (i) To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                  or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                                    (iii) To include any material information
                  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spring Valley, State of Minnesota, on June 29, 2001.

                                       HMN FINANCIAL, INC.


                                       By  /s/ Michael McNeil
                                         -----------------------------------
                                                Michael McNeil
                                                President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.


Signature                                Title
---------                                -----

/s/ Michael McNeil             President
--------------------------     (Principal Executive Officer)
Michael McNeil


/s/ Timothy P. Johnson         Executive Vice President and Chief Financial Officer
--------------------------     (Principal Financial Officer and Principal Accounting
Timothy P. Johnson              Officer)




         *                                                    *
--------------------------                         ---------------------------------
Duane D. Benson                                    Allan R. DeBoer


         *                                         /s/ Timothy P. Johnson
--------------------------                         ---------------------------------
Timothy R. Geisler                                 Timothy P. Johnson

         *                                         /s/ Michael McNeil
--------------------------                         ---------------------------------
Susan K. Kolling                                   Michael McNeil

         *                                                    *
--------------------------                         ---------------------------------
Mahlon Schneider                                   Roger P. Weise

         *
--------------------------
Richard J. Ziebell


*Michael McNeil, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the Registrant pursuant to powers of attorney duly executed by such.


                                       By /s/ Michael McNeil
                                         --------------------------------------
                                               Michael McNeil, Attorney in Fact

                                INDEX TO EXHIBITS

                                                                                                       Method
   Exhibit                                       Description                                          of Filing
   -------                                       -----------                                          ---------
                                                                                                Incorporated by
 4.1          Amended and Restated Certificate of Incorporation of the Company................. Reference

                                                                                                Incorporated by
 4.2          Amended and Restated By-Laws of the Company...................................... Reference

                                                                                                Filed
 4.3          HMN Financial, Inc. 2001 Omnibus Stock Plan...................................... Electronically

 5.1          Opinion of Faegre & Benson LLP                                                    Filed
              as to the legality of the shares being registered................................ Electronically

23.1          Consent of Faegre & Benson LLP (contained in its opinion                          Filed
              filed as Exhibit 5.1 to this Registration Statement)............................. Electronically

                                                                                                Filed
23.2          Consent of KPMG LLP.............................................................. Electronically

                                                                                                Filed
24.1          Powers of Attorney............................................................... Electronically